UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2024

Motorsport Games Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2024, Motorsport Games Inc. (the “Company”) received a deficiency letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum stockholders’ equity requirement of at least $2,500,000 for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”). In the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, the Company reported stockholders’ equity of $2,170,911, which was below the Stockholders’ Equity Requirement. Additionally, the Company did not meet either of the alternative Nasdaq continued listing standards under the Nasdaq Listing Rules, which include (i) a market value of listed securities of at least $35 million or (ii) net income of $500,000 from continuing operations in the most recently completed fiscal year or in two of the three most recently completed fiscal years.

In accordance with Nasdaq rules, the Company has 45 calendar days, or until January 6, 2025, to submit a plan to the Staff to regain compliance (the “Compliance Plan”) with the Stockholders’ Equity Requirement. If the Compliance Plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the Letter for the Company to evidence compliance.

The Letter has no immediate effect on the listing of the Company’s Class A common stock, and the Company’s Class A common stock continues to trade on The Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements.

The Company intends to submit the Compliance Plan to the Staff on or before January 6, 2025 and is considering available options to regain compliance with the Stockholders’ Equity Requirement, which includes, but is not limited to, potential equity and/or debt financing arrangements or similar transactions. However, there is no assurance that the Company will be successful in developing the Compliance Plan, that the Compliance Plan will be accepted by Nasdaq, or even if it is accepted, that the Company will ultimately be able to regain compliance with the Stockholders’ Equity Requirement within the allotted extension period, which may be less than 180 calendar days.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward looking statements. Forward-looking statements include, but are not limited to: (i) statements concerning the Company’s intent to submit the Compliance Plan to the Staff on or before January 6, 2025; and (ii) the Company’s plans to consider available options to regain compliance with the Stockholders’ Equity Requirement, such as potential equity and/or debt financing arrangements or similar transactions. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside of the Company’s control and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) the Company’s ability to successfully develop the Compliance Plan and submit to Nasdaq in a timely manner; and Nasdaq’s acceptance of the Compliance Plan, or even if the Compliance Plan is accepted, that the Company will ultimately be able to regain compliance with the Stockholders’ Equity Requirement within the allotted extension period, which may be less than 180 calendar days; and (ii) the Company’s ability to regain compliance with the Stockholders’ Equity Requirement, including the Company’s ability to obtain additional equity and/or debt financing or similar transactions, or otherwise maintain compliance with any other continued listing requirement of The Nasdaq Capital Market.. Additional information regarding risks and uncertainties associated with the Company’s business and a discussion of some of the factors that may cause actual results to differ materially from the results expressed or implied by such forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, its Quarterly Reports on Form 10-Q filed with the SEC during 2024, as well as in its subsequent filings with the SEC. These forward-looking statements are based on information as of the date hereof, and the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: November 22, 2024	By:	/s/ Stephen Hood
Stephen Hood
Chief Executive Officer and President